Exhibit 99.1

Patriot National Bancorp Announces Over $50 Million Private Placement

  Equity recapitalization is expected to result in strong balance sheet and robust capital ratios
  President Steven Sugarman entered into long-term employment agreement
  CEO David Lowery announces his decision to depart the Company
  Patriot Bank remains committed to enhancing its digital payments platform and to empowering the entrepreneurs, business leaders, and investors throughout the tri-state community.

STAMFORD, Conn., March 20, 2025 (GLOBE NEWSWIRE) -- Patriot National Bancorp, Inc. (the “Company”) (NASDAQ: PNBK) announced today that it has entered into securities purchase agreements to raise over $50 million in a private placement and agreed to issue shares of common stock and non-voting preferred stock to a diverse group of accredited investors. Net proceeds from the offering will be used to increase the equity capital and strengthen the balance sheet of Patriot National Bancorp and its wholly owned banking subsidiary, Patriot Bank NA.

Steven Sugarman, the President of Patriot National Bancorp, said, “I am humbled by the strong investor demand to invest in Patriot Bank and our management team. I am excited to have the opportunity to work with Patriot’s existing employees and to add additional Directors, Officers, and bankers to our team. The new capital will enable Patriot to meet the bespoke needs of its clients, safely and soundly. The future is bright for Patriot.”

Patriot National Bancorp also announced the departure of Chief Executive Officer David Lowery and the execution of a long-term employment agreement with Mr. Sugarman. Mr. Sugarman previously served as the Founder, Chairman, President and Chief Executive Officer of Banc of California, Inc., Founder and Chairman of COR Clearing, LLC (which was sold to Axos Bank in 2019), and continues to serve as Founder and CEO of The Change Company CDFI, LLC. Mr. Lowery will remain in his current role through April 15, 2025 or as otherwise determined by Mr. Lowery and Patriot National Bancorp, to ensure a seamless transition.

Michael Carrazza, the Chairman of the Board, said, “The completion of the capital raise marks a positive inflection point for Patriot and will enable the bank to pursue the compelling market opportunity that exists. We thank David Lowery for his leadership and his ability to navigate Patriot through this critical period. We appreciate David’s willingness to continue to ensure a seamless transition period and wish him great success in all his future endeavors.”

Chief Executive Officer David Lowery added, “I am proud to have helped lead the successful recapitalization of Patriot Bank and I thank the Patriot Bank employees for their hard work and support that made this possible.”

The private placement was led by Mr. Sugarman and co-led by affiliates of FlyHouse Management, LLC.

Performance Trust Capital Partners, LLC served as strategic advisor to the Company and placement agent for the private placement. Michelman & Robinson LLP served as counsel for the lead investor and Blank Rome LLP, Pryor Cashman LLP, and Robinson & Cole LLP served as counsel for Patriot National Bank.

The securities being offered and sold by the Company in the private placement have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from such registration requirements.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the Company’s plans, objectives, goals, strategies, business plans, future events or performance. Words such as “anticipates," “believes,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “projects,” “targets,” “designed,” “could,” “may,” “should,” “will” or other similar words and expressions are intended to identify these forward-looking statements. Because forward-looking statements relate to future results and occurrences, they are subject to inherent risks, uncertainties, changes in circumstances and other factors that are difficult to predict. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on the Company’s current beliefs, expectations and assumptions regarding its business, plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Many possible events or factors could affect the Company’s future financial results and performance and could cause its actual results, performance or achievements to differ materially from any anticipated results expressed or implied by such forward-looking statements. Such risks and uncertainties include, among others: (i) delays in closing the private placement, (ii) the dilution to be caused by the Company’s issuance of additional shares of its capital stock in connection with the private placement, (iii) general competitive, economic, political and market conditions, or (iv) other factors that may affect future results of the Company.

Given these factors, you should not place undue reliance on these forward-looking statements. All information set forth in this press release is as of the date of this press release. The Company undertakes no duty or obligation to update any forward-looking statements contained in this press release, whether as a result of new information, future events or changes in its expectations or otherwise, except as may be required by applicable law.

Learn more about Patriot National Bancorp, Inc. at www.bankpatriot.com

Media Inquiries:
Kirsten Hoekman
khoekman@bankpatriot.com
(203) 252-5905